T WO HA RBORS IN V E ST ME NT C ORP. A Leading Residential Hybrid Mortgage REIT Third Quarter 2018 Investor Presentation 1

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our acquisition of CYS and our ability to realize the benefits related thereto; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Two Harbors Investment Corp. Overview(1)

A LEADING RESIDENTIALLY-FOCUSED HYBRID MORTGAGE REIT

✓ Proven stability in book value, especially during volatile periods

✓ Sophisticated and differentiated approach to risk management and hedging

$3.7 billion
market capitalization

$4.7 billion
total stockholders' equity

$27.7 billion
hybrid portfolio comprised of Rates and Credit strategies(2)

210%
total stockholder return since our inception(3)

11.9%
substantial book value growth since our inception(4)

18%
lower book value volatility compared to mortgage REIT average since our inception(4)

KEY DIFFERENTIATING FACTORS

Strategy of pairing MSR with Agency RMBS

Utilize variety of instruments to hedge interest rate exposure

Unique portfolio of legacy non-Agency securities

1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended September 30, 2018.
2) Assets in "Rates" include Agency RMBS, MSR and other interest rate sensitive assets. Assets in "Credit" include non-Agency securities and other credit sensitive assets.
3) Two Harbors' total stockholder return calculated for the period October 29, 2009 through September 30, 2018. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.
4) Book value growth and volatility since our inception is measured from December 31, 2009 or the peer company's inception, whichever is later, through September 30, 2018. Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay Realty Trust ("Silver Bay") and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point Mortgage Trust Inc. ("Granite Point") common stock. Peer mortgage REITs include AGNC, ANH, ARR, CIM, CMO, IVR, MFA, MITT, NLY and NYMT. Peer book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.

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Substantial Total Stockholder Return Outperformance • Outperformed peer group by over 70% since our inception • Delivered total stockholder return of 210% during that time(1) ― Bloomberg REIT Mortgage Index total stockholder return of 139% over the same period of time(2) 220.0% 210% 190.0% 160.0% 139% 130.0% 100.0% 70.0% 40.0% 10.0% -20.0% (1) (2) TWO BBG REIT MTG Index 1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through September 30, 2018. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 4 2) Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through September 30, 2018. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg.

Proven Book Value Stability…

BOOK VALUE STABILITY AND GROWTH

- Book value has grown by 11.9% since our inception through September 30, 2018, when adjusted to include the value of the Granite Point and Silver Bay stock distributions to Two Harbors stockholders[(1)(2)]
- Peer average over same time period was (28.1%)[(1)(3)]



25.0%
15.0%
5.0%
(5.0%)
(15.0%)
(25.0%)
(35.0%)
(68.0%)
11.9%(1)(2)
(28.1%)(1)(3)
TWO
Peer Average
Co. A
Co. B
Co. C
Co. D
Co. E
Co. F
Co. G

1) Book value growth since our inception is measured from December 31, 2009 through September 30, 2018.
2) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock.
3) Companies A-G and peer average represent comparable mortgage REIT peers. Peer average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period.

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...Particularly Through Volatile Times

REFLECTS SOPHISTICATED APPROACH TO RISK MANAGEMENT AND HEDGING

- Proven stability of book value through times of volatility: in the 2013 "taper tantrum" Two Harbors outperformed its peers by over 1,400 basis points[(1)(2)]



2013 Annual Return on Book Value
12.0%
8.0%
4.0%
0.0%
(4.0%)
(8.0%)
10.4%(1)
(3.7%)(1)(2)
TWO
Mortgage REIT Average

- Importantly, these results were achieved with significantly less book value volatility than comparable mortgage REIT peers

	Mortgage REIT Average[(2)]	TWO[(4)]	Difference
Book value volatility since our inception[(3)]	11.4%	9.4%	18% lower
Book value volatility in 2013[(3)]	8.3%	2.9%	65% lower
Book value volatility in 2016[(3)]	3.3%	1.5%	54% lower

1) Return on book value for 2013 measured from 12/31/2012 to 12/31/2013.
2) Mortgage REITs include AGNC, ANH, ARR, CIM, CMO, IVR, MFA, MITT, NLY and NYMT. Mortgage REIT average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period.
3) Book value volatility since our inception is measured from 12/31/2009 or the company's inception, whichever is later, through 9/30/2018. Book value volatility for 2013 is measured from 12/31/2012 to 12/31/2013 and for 2016 is measured from 12/31/2015 through 12/31/2016. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.
4) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock.

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Driving Stockholder Value GENERATING INCOME FOR STOCKHOLDERS(1) 13.0% Dividend to Book Value Two Harbors Cohort Average 12.0% Dividend to Dividend to Book Value Book Value Quarter Ended Ratio Ratio Difference 11.0% 9/30/2018 12.7% 10.7% 2.0% 10.0% 6/30/2018 12.0% 10.8% 1.2% 3/31/2018 12.0% 10.7% 1.3% 9.0% 12/31/2017 11.5% 10.5% 1.0% 8.0% 9/30/2017 10.3% 10.6% (0.3%) 6/30/2017 10.5% 10.6% (0.1%) Cohort Average TWO 3/31/2017 10.1% 10.7% (0.6%) 12/31/2016 9.8% 11.2% (1.4%) 9/30/2016 9.2% 10.5% (1.3%) P Discontinued mortgage loan conduit in 2016, reducing operating complexity and costs P Formed and spun out Granite Point Mortgage Trust (NYSE: GPMT) in 2017 to better reflect the embedded value of the commercial business that we established in 2015 P Acquired CYS Investments, Inc. in 2018, growing market capitalization and equity base, increasing liquidity of stock and driving expense ratio lower 7 (1) Source: Bloomberg. "Cohort" mortgage REITs include AGNC, ANH, ARR, CIM, CMO, CYS (through Q2-2018), IVR, MFA, MITT, NLY, NYMT, WMC. Cohort average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the time periods.

CYS Portfolio Reallocation Momentum TREMENDOUS PROGRESS ON DEPLOYING CAPITAL FROM CYS ACQUISITION • Reallocating capital from Agencies to MSR and non-Agency securities ― Post quarter-end, closed two substantial bulk MSR transactions totaling approximately $25 billion unpaid principal balance (UPB) ― Adding $100-200 million per month of discounted legacy non-Agencies to existing portfolio • Maintaining low level of risk exposures to rates, curve and spread changes ― Addition of MSR reduces Agency mortgage spread risk Expected March 31, 2018 June 30, 2018 July 31, 2018 September 30, 2018 November 1, 2018 Allocation Trend(1) Rates 69% 68% 77% 76% 74% Agency 50% 44% 59% 57% 51% MSR 19% 24% 18% 19% 23% Credit 31% 32% 23% 24% 26% (1) Expected capital allocation trends are illustrative and reflect the company's current expectations based on a variety of market, economic and regulatory factors. Actual portfolio 8 composition and allocation strategies may differ materially.

Protecting Book Value and Income

- Active management of risk positioning drives stability through periods of market volatility

HEDGING ACROSS THE CURVE

Book value exposure to changes in rates [1]		Net interest income exposure to changes in rates at [2]	
+25 basis points	(1.0%)	+25 basis points	3.2%
+50 basis points	(2.9%)	+50 basis points	6.4%

BOOK VALUE SENSITIVITY TO MORTGAGE SPREADS[3]

Mortgage spreads	Change in Agency RMBS and mortgage derivatives	Change in MSR	Total overall Rates strategy change
25 basis points increase	($303)	$56	**($247) / (5.3%)**
15 basis points increase	($179)	$34	**($145) / (3.1%)**
15 basis points decrease	$169	($38)	**$131 / 2.8%**
25 basis points decrease	$273	($64)	**$209 / 4.5%**

✓ Recent addition of MSR in Q4 reduces mortgage spread risk further

Note: The above scenario is provided for illustration purposes only and is not necessarily indicative of Two Harbors' financial condition and operating results, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date.

(1) Represents estimated change in equity value for theoretical parallel shift in interest rates.

(2) Represents estimated percentage change in net interest income for theoretical parallel shifts in interest rates. Amounts include the effect of interest spread from our interest rate swaps and caps and float income from custodial accounts associated with our MSR, but do not reflect any potential changes to dollar roll income associated with our TBA positions, which are accounted for as derivative instruments in accordance with GAAP.

(3) Dollars in millions. The information presented in this table projects the potential impact on book value of instantaneous changes in mortgage spreads. Spread sensitivity is based on results from third party models in conjunction with inputs from our internal investment professionals. Actual results could differ materially from these estimates.

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Appendix 10

Rates: Agency RMBS Metrics AGENCY PORTFOLIO YIELDS AND METRICS AGENCY PORTFOLIO COMPOSITION At Hybrid ARMs and Realized Q2- At June 30, Realized Q3- September IO & Inverse IO Other Portfolio Yield 2018 2018 2018 30, 2018 30-Year Fixed 1.1% 1.4% Agency yield 3.0% 3.1% 3.1% 3.4% 5% & above Repo and FHLB costs (2.0%) (2.1%) (2.3%) (2.3%) 2.6% Swap and cap income 0.3% 0.3% 0.3% 0.4% Net interest spread 1.3% 1.3% 1.1% 1.5% Portfolio Metrics Q2-2018 Q3-2018 30-Year Fixed 3-3.5% 30-Year Fixed 4-4.5% Weighted average 3-month CPR(1) 9.2% 8.1% 18.5% 76.4% Weighted average cost basis(2) $106.7 $105.2 AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). 11 (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Rates: Agency RMBS As of September 30, % Prepay Amortized Cost Weighted Average Weighted Average 2018 Par Value ($M) Market Value ($M) Protected(1) Basis ($M) Coupon Age (Months) 30-Year fixed 3.0-3.5% $4,164 $4,108 72.1% $4,270 3.5% 21 4.0-4.5% 16,559 16,954 84.4% 17,445 4.2% 21 ≥ 5.0% 531 570 100.0% 570 5.3% 58 21,254 21,632 82.5% 22,285 4.1% 22 Hybrid ARMs 18 20 —% 19 5.2% 175 Other 294 283 0.3% 290 4.7% 146 IOs and IIOs 3,728 251 (2) —% 292 2.6% 111 Total Agency holdings $25,294 $22,186 80.4% $22,886 Net TBA notional 9,324 Total $34,618 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $183.6 million of IOs and $67.0 million of Agency Derivatives. 12

Rates: Mortgage Servicing Rights(1) As of June 30, 2018 As of September 30, 2018 Fair value ($M) $1,450.3 $1,664.0 Unpaid principal balance ($M) $119,531.6 $131,114.5 Weighted average coupon 4.0% 4.1 % Original FICO score(2) 752 751 Original LTV 74% 74% 60+ day delinquencies 0.4% 0.4 % Net servicing spread 25.5 basis points 25.7 basis points Vintage: Pre-2013 10.6% 9.4% 2013-2016 22.4% 20.1 % Post-2016 67.0% 70.5% (1) Excludes residential mortgage loans for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower. 13

Credit: Non-Agency Securities Metrics NON-AGENCY PORTFOLIO YIELDS AND METRICS LEGACY NON-AGENCY PORTFOLIO COMPOSITION At Realized Q2- At June 30, Realized Q3- September Portfolio Yield 2018 2018 2018 30, 2018 Non-Agency: Loan Type June 30, 2018 September 30, 2018 Non-Agency yield 8.1% 7.5% 7.4% 7.2% Sub-prime 75% 75% Repo and FHLB costs (3.5%) (3.6%) (3.6%) (3.6%) Swap and cap income 0.1% 0.3% 0.1% 0.1% Option-ARM 11% 11% Net interest spread 4.7% 4.2% 3.9% 3.7% LEGACY NON-AGENCY CPR Prime 1% 1% Alt-A 13% 13% Portfolio Metrics Q2-2018 Q3-2018 Weighted average 3-month CPR 6.9% 6.6 % Weighted average cost basis(1) $61.2 $61.7 (1) Weighted average cost basis includes legacy non-Agency principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for 14 weighting purposes, total legacy non-Agency securities excluding the company’s non-Agency interest-only portfolio would have been $58.95 at September 30, 2018.

Credit: Legacy Non-Agency Securities

As of September 30, 2018	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$2,719.6	$844.9	$3,564.5
% of non-Agency portfolio	76.3%	23.7%	100.0%
Average purchase price[1]	$60.53	$65.35	$61.68
Average coupon	3.1%	2.9%	3.1%
Weighted average market price[2]	$70.50	$83.99	$73.29
Collateral attributes:			
Average loan age (months)	145	154	147
Average loan size ($K)	$378	$381	$378
Average original Loan-to-Value	67.8%	67.3%	67.7%
Average original FICO[3]	618	576	608
Current performance:			
60+ day delinquencies	20.2%	17.8%	19.6%
Average credit enhancement[4]	5.4%	16.4%	8.0%
3-Month CPR[5]	6.2%	8.0%	6.6%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total legacy non-Agency securities, excluding our non-Agency interest-only portfolio, would have been $57.96, $62.77 and $58.95, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our legacy non-Agency portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Financing

$ in millions						
Outstanding Borrowings and Maturities[1]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities	Convertible Notes	Total Outstanding Borrowings	Percent (%)
Within 30 days	$ 6,910.6	$ —	$ —	$ —	$ 6,910.6	27.3%
30 to 59 days	2,465.3	—	—	—	2,465.3	9.8%
60 to 89 days	5.0	—	20.0	—	25.0	0.1%
90 to 119 days	5,536.0	—	—	—	5,536.0	21.9%
120 to 364 days	8,689.7	815.0	—	—	9,504.7	37.6%
One to three years	200.0	—	—	—	200.0	0.8%
Three to five years	—	—	290.0	283.6	573.6	2.3%
Five to ten years	—	—	—	—	—	—%
Ten years and over[2]	—	50.0	—	—	50.0	0.2%
	$ 23,806.6	$ 865.0	$ 310.0	$ 283.6	$ 25,265.2	100.0%
Collateral Pledged for Borrowings[3]	Repurchase Agreements[4]	**FHLB Advances**	Revolving Credit Facilities[4]	Convertible Notes	Total Collateral Pledged	Percent (%)
Available-for-sale securities, at fair value[5]	$ 24,779.7	$ 913.6	$ —	n/a	$ 25,693.3	95.2%
Derivative assets, at fair value	67.0	—	—	n/a	67.0	0.3%
Mortgage servicing rights, at fair value	733.2	—	488.5	n/a	1,221.7	4.5%
	$ 25,579.9	$ 913.6	$ 488.5	n/a	$ 26,982.0	100.0%

(1) Weighted average of 4.6 months to maturity.
(2) Includes FHLB advances of $50 million with original maturities of 20 years.
(3) Excludes FHLB membership and activity stock totaling $40.8 million.
(4) Repurchase agreements and/or revolving credit facilities secured by MSR may be over-collateralized due to operational considerations.
(5) Includes unsettled sales of AFS securities included in due from counterparties on the condensed consolidated balance sheet.

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Interest Rate Swaps and Caps INTEREST RATE SWAPS Average Maturity Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Years(2) Payers 2018 $1.0 1.008% 2.336% 0.0 2019 4.3 1.769% 2.336% 1.0 2020 5.2 1.705% 2.334% 2.1 2021 4.1 1.550% 2.362% 2.9 2022 and after 8.8 2.309% 2.343% 7.1 $23.4 1.876% 2.343% 3.8 Average Fixed Receive Average Maturity Maturities Notional Amounts ($B) Average Pay Rate Rate (Years) Receivers 2020 $0.2 2.347% 2.258% 1.3 2021 2.5 2.338% 2.736% 2.5 2022 and after 4.4 2.333% 2.696% 7.3 $7.1 2.335% 2.694% 5.4 INTEREST RATE CAPS Weighted Average Receive Weighted Average Maturity Swaps Maturities Notional Amount ($B) Weighted Average Cap Rate Rate (Years) 2019 $0.8 1.344% 2.339% 0.8 2020 1.7 1.250% 2.364% 1.5 Total $2.5 1.280% 2.356% 1.3 (1) Notional amount includes $0.6 billion in forward starting interest rate swaps as of September 30, 2018. 17 (2) Weighted averages exclude forward starting interest rate swaps. As of September 30, 2018, the weighted average fixed pay rate on interest rate swaps was 2.8%.

Interest Rate Swaptions Option Underlying Swap Average Average Cost Fair Value Months to Notional Average Pay Receive Average Swaption Expiration ($M) ($M) Expiration Amount ($M) Rate Rate Term (Years) Purchase Contracts: Payer <6 Months $9.4 $30.6 3.6 $5,225 3.20% 3M LIBOR 7.6 Sale Contracts: Receiver <6 Months ($9.7 ) ($5.7 ) 3.9 ($5,061 ) 3M LIBOR 2.70% 7.7 18